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                                                                      FINAL COPY

                              NORTEK HOLDINGS, INC.

                       (F/K/A "THL BUILDCOHOLDINGS, INC.")

                           DEFERRED COMPENSATION PLAN

      WHEREAS, the Board of Directors of Nortek Holdings, Inc., a Delaware corporation formerly known as THL Buildco Holdings, Inc. (together with its successors, the "Company"), has adopted resolutions approving the establishment of a deferred compensation plan with the terms set forth herein; and

      WHEREAS, each Participant has agreed to the terms set forth herein;

      NOW, THEREFORE, in consideration of the promises, covenants and agreements set forth herein, the Company hereby adopts the following deferred compensation plan.

1. PURPOSE. The Company by means of this nonqualified deferred compensation plan (the "Plan") desires to grant certain employees, directors and consultants of the Company or of one or more subsidiaries of the Company (the "Participants") the right to participate in a deemed investment in Class A Units of THL - Nortek Investors, LLC ("Investors LLC") in exchange for the cancellation of certain stock options granted to Participants under the Nortek Holdings, Inc. 2002 Stock Option Plan ("Options") as contemplated by that certain Stock Purchase Agreement dated as of July 15, 2004, as amended (the "Stock Purchase Agreement") and reflected in those certain Option Cancellation Agreements, dated as of August 27, 2004. The Plan shall be effective as of August 27, 2004 (the "Effective Date").

2.    DEFINITIONS.

The following terms shall have the following meanings unless the context indicates otherwise:

      2.1. "Affiliate" shall mean, as to any Person, a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

      2.2.  "Board" shall mean the Board of Directors of the Company.

      2.3. "Change in Control" shall mean the consummation of a transaction, whether in a single transaction or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements), with any other party or parties on an arm's-length basis, pursuant to which (a) such party or parties, directly or
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            indirectly, acquire (whether by merger, stock purchase,
            recapitalization, reorganization, redemption, issuance of capital stock or otherwise) more than 50% of the voting stock of the Company, (b) such party or parties, directly or indirectly, acquire assets constituting all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis, or (c) prior to an initial public offering of the Company common stock pursuant to an offering registered under the 1933 Act, Thomas H. Lee Equity Fund V, L.P., a Delaware limited partnership, and its affiliates cease to have the ability to elect, directly or indirectly, a majority of the Board of Directors of the Company.

      2.4. "Committee" shall mean, as the case may be, the Board of Directors of the Company or a committee appointed by the Board of Directors of the Company.

      2.5. "Covered Sale" shall have the meaning set forth for such term in the Securityholders Agreement.

      2.6.  "Debited Units" shall have the meaning set forth in Section 4.2(b).

      2.7. "Deferred Compensation Account" shall mean a notional account established and maintained by the Company for a Participant which shall record the deemed investment in LLC Class A Units with respect to each Participant under Section 4.1 below. This notional account shall be established by the Company for bookkeeping purposes only, and no separate funds shall be segregated by the Company for the benefit of the Participant.

      2.8. "Excluded Permitted Transferee" shall have the meaning set forth for such term in the Securityholders Agreement.

      2.9. "Exit Event" shall have the meaning set forth for such term in the LLC Agreement.

      2.10. "Fraction" shall have the meaning set forth in Section 4.2(b).

      2.11. "Holdings Shares" shall mean shares of common stock of the Company or any successor parent corporation of the Company.

      2.12. "Investors LLC" shall have the meaning set forth in Section 1.

      2.13. "LLC Agreement" shall have the meaning set forth in Section 4.2(b).

      2.14. "LLC Class A Units" shall mean the Class A Units of Investors LLC.

      2.15. "Notional Class A Units" shall mean notional units credited under the Plan and pursuant to the Option Cancellation Agreements.

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      2.16. "Option" shall have the meaning set forth in Section 1.

      2.17. "Option Cancellation Agreement" shall mean an agreement between a Participant, THL Buildco, Inc., the Company and Investors LLC or any of their respective successors canceling Options pursuant to, or as contemplated by, the Stock Purchase Agreement, and providing for the establishment of deferred compensation amounts resulting from the cancellation of Options.

      2.18. "Option Cancellation Deferred Amount" shall mean, with respect to each Participant, the amount specified as such in such Participant's Option Cancellation Agreement.

      2.19. "Permitted Transferee" shall have the meaning set forth for such term in the Securityholders Agreement.

      2.20. "Person" shall mean any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, or a trust.

      2.21. "Securityholders Agreement" shall mean the Securityholders Agreement by and among Investors LLC, Thomas H. Lee Equity Fund V, L.P. and certain of its affiliates and co-investors and certain Management Securityholders (as defined therein), dated as of August 27, 2004.

      2.22. "Subsidiary" shall mean a corporation of which the Company directly or indirectly owns more than 50 percent of the voting stock or any other business entity in which the Company directly or indirectly has an ownership interest of more than 50 percent.

3. ELIGIBILITY AND PARTICIPATION. Any employee, director or consultant of the Company or any of its Subsidiaries as of the Effective Date who has entered into an Option Cancellation Agreement.

4.    DEFERRED COMPENSATION ACCOUNT

      4.1. ESTABLISHMENT OF DEFERRED COMPENSATION ACCOUNT. In partial consideration for a Participant's entering into an Option Cancellation Agreement, the Company shall establish a Deferred Compensation Account for such Participant. The Deferred Compensation Account of each Participant shall initially be credited with a notional amount (i.e., an actual cash amount will not be deposited) equal to such Participant's Option Cancellation Deferred Amount. The Option Cancellation Deferred Amount of each Participant shall be deemed invested (i.e., an actual investment will not be made), as of the Effective Date, in LLC Class A Units and such deemed investment shall be represented by a number of Notional Class A Units equal to such Participant's Option Cancellation Deferred Amount divided by $999.90. All amounts in a Participant's

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            Deferred Compensation Account shall be subject to the claims of the creditors of the Company.

      4.2.  AMOUNT OF PAYOUT.

            (a) Upon each distribution to holders of LLC Class A Units by Investors LLC (including, without limitation, any distribution in connection with an Exit Event), the Company shall make a payment to each Participant equal to the number of Notional Class A Units then credited to such Participant's Deferred Compensation Account multiplied by the per LLC Class A Unit amount distributed by Investors LLC to holders of LLC Class A Units in such distribution. The amount of any such payment received by a Participant shall be debited against the Deferred Compensation Account of such Participant.

            (b) In the event that LLC Class A Units are sold by one or more holders of LLC Class A Units (other than to a Permitted Transferee (excluding any Covered Sale)), the Company shall, at the option of each Participant, pay to such Participant the result obtained by multiplying (i) the lesser of (A) the amount of such Participant's Deferred Compensation Account (as previously credited or debited under the provisions of Sections 4.1 and 4.2(a) and this Section 4.2(b)) and (B) the fair value of such Participant's Deferred Compensation Account (as determined below in this Section 4.2(b)), by (ii) a fraction (the "Fraction"), in which the numerator equals the number of LLC Class A Units being sold by such holder or holders and the denominator of which is the number of all LLC Class A Units outstanding immediately prior to such sale. If a Participant elects to participate in such sale: (x) the amount of Notional Class A Units credited to such Participant shall be reduced immediately following the distribution to such Participant as a result of such sale by an amount equal to the total Notional Class A Units credited to such Participant immediately prior to such sale (the "Pre-Sale Notional Class A Amount") multiplied by the Fraction (such product being the "Debited Units") and (y) such Participant's Deferred Compensation Account shall be debited by an amount equal to the Debited Units multiplied by a fraction, the numerator of which is the amount of such Participant's Deferred Compensation Account (as previously credited or debited under the provisions of Sections 4.1 and 4.2(a) and this Section 4.2(b)) immediately prior to such sale and the denominator of which is such Participant's Pre-Sale Notional Class A Amount. For purposes of clause (i)(B) of the first sentence of this
                  Section 4.2(b), the fair value of a Participant's Deferred Compensation Account shall equal the amount per LLC Class A Unit received in the applicable sale transaction by a holder or holders of LLC Class A

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                  Units (and in the case such amount includes non-cash
                  consideration, the value thereof shall be determined by the Management Committee in good faith) multiplied by such Participant's Pre-Sale Notional Class A Amount applicable to such sale transaction.

      4.3. METHOD OF PAYMENT. All payments made with respect to any Participant's Deferred Compensation Account shall be paid in cash, except that in the event of a Change in Control or Exit Event in which all or a portion of the consideration effecting such transaction is non-cash consideration, at the Company's option any such payment may be made in the form of such non-cash consideration (provided that in the event of a transaction in which only a portion of the consideration is non-cash consideration, Participants shall receive the same proportion of cash and non-cash consideration as holders of LLC Class A Units receive). The fair market value of any such non-cash consideration shall be determined by the Management Committee of Investors LLC and shall be valued consistently with the determination of such value for purposes of Investors LLC.

      4.4. SATISFACTION OF PAYMENT OBLIGATIONS. At such time as the amount of any Participant's Deferred Compensation Account has been reduced to zero by reason of the payments under Section 4.2, the Company shall have no further obligations to such Participant in respect of such Participant's Deferred Compensation Account.

      4.5. AWARD AGREEMENT. The establishment of a Deferred Compensation Account for any Participant shall be evidenced by an Option Cancellation Agreement that shall be signed on behalf of the Company and the Participant. Such Option Cancellation Agreement shall set forth the deemed investment in LLC Class A Units initially credited to the Participant's Deferred Compensation Account.

      4.6. SUBDIVISION OR COMBINATION OF LLC CLASS A UNITS. In the event of a subdivision (including by way of dividend) of the number of outstanding LLC Class A Units into a greater number or in the event of a combination of outstanding LLC Class A Units into a smaller number, then the number of Notional Class A Units shall be subdivided or combined so as to represent the same proportion of outstanding LLC Class A Units immediately following the subdivision or combination of Notional Class A Units and LLC Class A Units as was represented by the number of Notional Class A Units outstanding immediately prior to the subdivision or combination of Notional Class A Units and LLC Class A Units.

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5.    ADMINISTRATION

      5.1. RESPONSIBILITY. The Committee shall have the responsibility to administer the Plan in accordance with its terms and shall have the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan.

      5.2. DELEGATION OF AUTHORITY. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable; provided, however, that any such delegation shall be in writing. In addition, the Committee, or any person to whom it has delegated duties under this Section 5.2, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent.

6. WITHHOLDING TAXES. The Company may require a Participant to reimburse the Company for any taxes required by any governmental authority to be withheld or otherwise deducted and paid by the Company or any Subsidiary in respect of the payment of any amounts paid under the Plan. In lieu thereof, the Company or Subsidiary shall have the right to withhold the amount of such taxes from any other payments due or to become due from the Company or the Subsidiary to the Participant upon such reasonable terms and conditions as the Committee shall prescribe.

7.    AMENDMENT AND TERMINATION

      7.1. TERMINATION AND AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan at any time with the consent of Participants that hold notional amounts in their Deferred Compensation Accounts that represent a majority of all the notional amounts held in all such Deferred Compensation Accounts at the time of determination; provided, that no amendment, termination or suspension shall have any effect with respect to a Participant if it adversely affects the amount of any payment or the timing of any payment to such Participant under the Plan, unless such Participant consents to such amendment, termination or suspension in writing.

8.    MISCELLANEOUS

      8.1. TRANSFERABILITY. Each Deferred Compensation Account under the Plan and any interest therein shall not be transferable otherwise than by will or the laws of descent and distribution. Any purported transfer of an award or any interest therein to a creditor of a Participant shall be void.

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      8.2.  NO RIGHT, TITLE, OR INTEREST IN COMPANY ASSETS. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. Unless otherwise agreed in writing by the Company, a Participant shall not take any position inconsistent with such treatment by the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and participants' right to payment is unsecured. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

      8.3. NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE. The Participant's rights, if any, to continue to serve the Company or any Subsidiary of the Company as an employee, director or consultant shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan, and the Company or the applicable Subsidiary reserves the right to terminate the employment or engagement of any employee, director or consultant at any time. Except as contemplated by Section 4.2(c) hereof, such termination shall not affect any rights of the Participant under the Plan.

      8.4. GOVERNING LAW. The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law.

      8.5. OTHER BENEFITS. No award granted under the Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary nor affect any benefits or compensation under any other benefit or compensation plan of the Company or any Subsidiary now or subsequently in effect.

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